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Exhibit 32.1

906 CERTIFICATION

        Each of the undersigned officers of La Quinta Corporation and La Quinta Properties, Inc. (collectively, the "Company") hereby certifies, to his knowledge, that the Company's joint quarterly report on Form 10-Q for the three months ended June 30, 2003 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2003	/s/ Francis W. Cash Francis W. Cash President and Chief Executive Officer
/s/ David L. Rea David L. Rea Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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  Exhibit 32.1
906 CERTIFICATION